UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8	3850 Lane North, Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

BioAmber Inc. (the “Company”) held its Annual Meeting of Shareholders on May 15, 2015 in Sarnia, Ontario, Canada (the “Annual Meeting”). According to the inspector of elections, the stockholders present in person or by proxy represented 17,887,701 shares of common stock (entitled to one vote per share). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1 – The Election of Class II Director.  The stockholders voted on the election of one Class II director, Heinz Haller, to hold office until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal.  The stockholders voted as follows:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Heinz Haller	15,286,332	12,651	_	2,588,718

Accordingly, Mr. Haller was elected to the Company’s board of directors.

Proposal 2 – Ratification of the Amended and Restated 2013 Stock Option and Incentive Plan The stockholders voted on the ratification of the Amended and Restated 2013 Stock Option and Incentive Plan.  The stockholders voted as follows:

Votes For	Votes Against	Abstentions

9,080,377	6,216,036	2,570

Accordingly, the Amended and Restated 2013 Stock Option and Incentive Plan was ratified.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders voted on the ratification of the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  The stockholders voted as follows:

Votes For	Votes Against	Abstentions

17,847,924	39,158	619

Accordingly, the appointment of independent registered public accounting firm was ratified.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1Amended and Restated 2013 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015	BIOAMBER INC.

	By:	/s/ Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director